UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2006

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
575 Market Street, Eighth Floor
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(415) 538-9068
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 14, 2006, Taleo Corporation (the “Company”) entered into a master service agreement (the “Agreement”) with Equinix Operating Co., Inc. (“Equinix”). Pursuant to the terms of the Agreement, Equinix will provide space, electrical power, Internet connectivity and other colocation services to the Company at its web hosting facilities for the Company’s hosting infrastructure. The Company requests the specific services to be provided by Equinix under the Agreement by executing a written sales order or placing an online order or phone order. The Agreement terminates on the date the last order under the Agreement then in effect expires or is terminated pursuant to the terms and conditions of the Agreement. The initial sales order has a twenty-six (26) month term and automatically renews for additional six (6) month extensions unless either party provides the other with at least one-hundred (180) days notice of such party’s intent not to renew.
A copy of the Agreement is filed as an exhibit to this report and is incorporated herein by reference. The description set forth above is qualified in its entirety by reference to the Agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Master Services Agreement dated April 14, 2006, by and between Taleo Corporation and Equinix Operating Co., Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Divesh Sisodraker
Divesh Sisodraker
Chief Financial Officer

Date: April 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Service Agreement dated April 14, 2006, by and between Taleo Corporation and Equinix Operating Co., Inc.